EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Iconic Brands, Inc.

We hereby consent to the inclusion in this form 10-K, Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated May 17, 2013 relating to the financial statements of Iconic Brands, Inc. as of and for the year ended December 31, 2012.

/s/ZBS Group LLP
Melville, New York
May 20, 2013

115 Broad Hollow Road, Suite 350 Melville, New York 11747
Tel: (516) 394-3344 Fax: (516) 908-7867
www.zbscpas.com